Exhibit 23(j)

                               Auditor's Consent


CONSENT OF INDEPENDENT AUDITORS

Seligman Frontier Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 2-92487 of our report dated December 8, 2000, appearing in the Annual Report to Shareholders for the year ended October 31, 2000, and to the references to us under the captions "Financial Highlights" in the Prospectus and "General Information - Auditors" in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP

New York, New York
February 23, 2001